As filed with the Securities and Exchange Commission on March 18, 2021

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KLDiscovery Inc.

(Exact name of registrant as specified in its charter)

Delaware	61-1898603
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

8201 Greensboro Dr.

Suite 300

McLean, VA 22102

(Address of Principal Executive Offices) (Zip Code)

KLDISCOVERY INC. 2019 INCENTIVE AWARD PLAN

(Full title of the plan)

Christopher Weiler

KLDiscovery Inc.

8201 Greensboro Dr.

Suite 300

McLean, VA 22102
(Name and address of agent for service)

(703) 288-3380

(Telephone number, including area code, of agent for service)

The commission is requested to mail copies of all orders, notices, and communications to:

Rachel W. Sheridan

Shagufa R. Hossain

Latham & Watkins LLP

555 Eleventh Street, NW, Suite 1000

Washington, D.C. 20004

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.0001 per share (2)	6,379,353	$8.49(3)	$54,160,706.97(3)	$5,908.93

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) also covers such indeterminable number of additional shares of the registrant’s common stock as may become issuable in accordance with the adjustment and anti-dilution provisions pursuant to the terms of the KLDiscovery Inc. 2019 Incentive Award Plan (the “2019 Plan”).

(2)	Represents 6,379,353 shares of our common stock that may become issuable under the 2019 Plan pursuant to its terms.
(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the $8.49 (high) and $8.49 (low) prices of the registrant’s common stock as reported on the OTC Pink Sheet Market on March 15, 2021.

Proposed sales to take place as soon after the effective date of the registration statement as awards granted under the above-named plan are granted, exercised and/or distributed.

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SECURITIES

The purpose of this Registration Statement is to register 6,379,353 additional shares of common stock, par value $0.0001 per share (the “Common Stock”), of KLDiscovery Inc. (the “Company”) for issuance pursuant to the 2019 Plan. The Common Stock registered hereunder is in addition to the 7,500,000 shares of Common Stock issued or issuable under the Plan and previously registered on the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on February 18, 2020 (Commission File No. 333-236485) (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Form	SEC File No.	Exhibit	Filing Date	Filed Herewith

4.1	Specimen Common Stock Certificate of KLDiscovery Inc.	8-K	001-38789	4.1	12-26-19
5.1	Opinion of Latham & Watkins LLP	—	—	—	—	X
10.1	KLDiscovery Inc. 2019 Incentive Award Plan	8-K	001-38789	10.4	12-26-19
23.1	Consent of Ernst & Young LLP	—	—	—	—	X
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1 to this Registration Statement)	—	—	—	—	X
24.1	Power of Attorney (included on Signature Page)	—	—	—	—	X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, Virginia on this 18th day of March, 2021.

KLDiscovery Inc.
By:	/s/ Christopher J. Weiler
Christopher J. Weiler
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher J. Weiler and Dawn Wilson, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher J. Weiler	Chief Executive Officer and Director (Principal Executive Officer)	March 18, 2021
Christopher J. Weiler

/s/ Dawn Wilson	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 18, 2021
Dawn Wilson

/s/ Donna Morea	Director and Chair	March 18, 2021
Donna Morea

/s/ Ian Fujiyama	Director	March 18, 2021
Ian Fujiyama

/s/ Kevin Griffin	Director	March 18, 2021
Kevin Griffin

	Director	March 18, 2021
Jonathan J. Ledecky

/s/ Evan Morgan	Director	March 18, 2021
Evan Morgan

/s/ Lawrence Prior III	Director	March 18, 2021
Lawrence Prior III

/s/ Arjun Shah	Director	March 18, 2021
Arjun Shah

/s/ Lauren Tanenbaum	Director	March 18, 2021
Lauren Tanenbaum

/s/ Richard J. Williams	Director	March 18, 2021
Richard J. Williams